                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                                   13-5266470
                                                                (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                                 10043
(Address of principal executive office)                           (Zip Code)
                             -----------------------

                              MICROSOFT CORPORATION
               (Exact name of obligor as specified in its charter)


         Washington                                                 91-1144442
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification no.)


         One Microsoft Way
         Redmond, Washington                                      98052-6399
(Address of principal executive offices)                           (Zip Code)

                            -------------------------

                    % Convertible Subordinated Notes Due 1999
                       (Title of the indenture securities)

Item 1.  General Information.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                                 Address
                  ----                                                 -------
                  Comptroller of the Currency                          Washington, D.C.

                  Federal Reserve Bank of New York                     New York, NY
                  33 Liberty Street
                  New York, NY

                  Federal Deposit Insurance Corporation                Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.           Affiliations with Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None.

Item 16. List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                  Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                  Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                  Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                  Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                  Exhibit 5 - Not applicable.

                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1996 - attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 13th day of December, 1996.



                                       CITIBANK, N.A.

                                       By   /s/ Carol Ng
                                          -----------------------------
                                            Carol Ng
                                            Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                 CITIBANK, N.A.

of New York in the State of New York, at the close of business on September 30, 1996, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                                     ASSETS
                                                                     Thousands
                                                                     of dollars
Cash and balances due from de-
         pository institutions:
         Noninterest-bearing balances
         and currency and coin ...................                $   8,647,000

Interest-bearing balances ........................                   13,006,000
Held-to-maturity securities ......................                            0
Available-for-sale securities ....................                   22,101,000
Federal funds sold and securities
         purchased under agreements to
         resell in domestic offices of the
         bank and of its Edge and Agree-
         ment subsidiaries, and in IBFs:
         Federal funds sold ......................                    4,263,000
         Securities purchased under
         agreements to resell ....................                      370,000
Loans and lease financing receiv-
         ables:
         Loans and Leases, net of un-
         earned income ...........................                $ 147,806,000
         LESS: Allowance for loan
         and lease losses ........................                    4,386,000
         LESS: Allocated transfer
         risk reserve ............................                            0
Loans and leases, net of un-
         earned income, allowance,
         and reserve .............................                  143,420,000
Trading assets ...................................                   24,655,000
Premises and fixed assets (includ-
         ing capitalized leases) .................                    3,547,000
Other real estate owned ..........................                      708,000
Investments in unconsolidated
         subsidiaries and associated com-
         panies ..................................                    1,220,000
Customers' liability to this bank
         on acceptances outstanding ..............                    2,270,000
Intangible assets ................................                      105,000
Other assets .....................................                    7,084,000
                                                                  -------------
TOTAL ASSETS .....................................                $ 231,396,000
                                                                  =============
                                  LIABILITIES
Deposits:
         In domestic offices .....................                $  35,623,000
         Noninterest-
         bearing .................................                $  13,178,000
         Interest-
         bearing .................................                   22,445,000
In foreign offices, Edge and
         Agreement subsidiaries, and
         IBFs ....................................                  130,945,000
         Noninterest-
         bearing .................................                    8,792,000
         Interest-
         bearing .................................                  122,153,000
Federal funds purchased and se-
         curities sold under agreements
         to repurchase in domestic offices
         of the bank and of its Edge and
         Agreement subsidiaries, and in
         IBFs:
         Federal funds purchased .................                    1,872,000
         Securities sold under agree
         ments to repurchase .....................                      398,000
         Demand notes issued to
         the U.S. Treasury .......................                            0
Trading liabilities ..............................                   17,042,000
Other borrowed money:
         With a remaining maturity of one
         year or less ............................                    9,839,000
         With a remaining maturity of more
         than one year ...........................                    4,014,000
Mortgage indebtedness and obli-
         gations under capitalized leases ........                      137,000
Bank's liability on acceptances ex-
         ecuted and outstanding ..................                    2,316,000
Subordinated notes and
debentures .......................................                    4,700,000
Other liabilities ................................                    8,549,000
                                                                  -------------
TOTAL LIABILITIES ................................                $ 215,435,000
                                                                  =============
Limited-life preferred stock
         and related surplus .....................                            0
                                 EQUITY CAPITAL
Perpetual preferred stock
         and related surplus .....................                            0
Common stock .....................................                $     751,000
Surplus ..........................................                    6,895,000
Undivided profits and capital re-
         serves ..................................                    8,308,000
Net unrealized holding gains (losses)
         on available-for-sale securities ........                      590,000
Cumulative foreign currency
         translation adjustments .................                     (583,000)
                                                                  -------------
TOTAL EQUITY CAPITAL .............................                $  15,961,000
                                                                  =============
TOTAL LIABILITIES, LIMITED-
         LIFE PREFERRED STOCK, AND
         EQUITY CAPITAL ..........................                $ 231,396,000
                                                                  =============


I, Roger W. Trupin, Controller of the above- named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

 We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                 PAUL J. COLLINS
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                       DIRECTORS